Exhibit 31.3

Certification

I, David M. Malcolm, certify that:

1.               I have reviewed this Amendment No. 1 on Form 10-K/A of Cowen Group, Inc:

2.               Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 3, 2008

/s/ David M. Malcolm
David M. Malcolm
Chief Executive Officer and President
(principal executive officer)

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